Exhibit 99.2 3Q18 Quarterly Supplement October 12, 2018 © 2018 Wells Fargo & Company. All rights reserved.

Table of contents 3Q18 Results Appendix 3Q18 Highlights Pages 2 Real estate 1-4 family mortgage portfolio 25 3Q18 Earnings 3 Consumer credit card portfolio 26 Year-over-year results 4 Auto portfolios 27 Balance Sheet and credit overview (linked quarter) 5 Student lending portfolio 28 Income Statement overview (linked quarter) 6 Trading-related revenue 29 Loans 7 Noninterest expense analysis (reference for slides 15-16) 30 Commercial loan trends 8 Common Equity Tier 1 (Fully Phased-In) 31 Consumer loan trends 9 Average deposit trends and costs 10 Return on average tangible common equity Period-end deposit trends 11 (ROTCE) 32 Net interest income 12 Forward-looking statements and Noninterest income 13 additional information 33 Noninterest expense and efficiency ratio 14 Noninterest expense – linked quarter 15 Noninterest expense – year over year 16 Community Banking 17 Community Banking metrics 18-19 Wholesale Banking 20 Wealth and Investment Management 21 Credit quality 22 Capital 23 Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. Wells Fargo 3Q18 Supplement 1

3Q18 Highlights Earnings . Net income of $6.0 billion and diluted EPS of $1.13 . Return on assets (ROA) = 1.27% Returns . Return on equity (ROE) = 12.04% . Return on average tangible common equity (ROTCE) (1) = 14.33% . Positive operating leverage both linked quarter (LQ) and year-over-year (YoY) . Strong credit quality and high levels of capital and liquidity . Positive business momentum - Primary consumer checking customers (2) up 1.7% YoY - Increased debit and credit card usage YoY • Debit card point-of-sale (POS) purchase volume (3) up 9% and consumer general purpose credit card POS purchase volume up 7% Highlights - Higher loan originations in auto, small business, home equity, and personal loans and lines YoY • Consumer auto originations of $4.8 billion, up 8% LQ and 10% YoY • Small business (4) originations of $627 million, up 28% YoY • Home equity originations of $713 million, up 3% LQ and 16% YoY • Originations of personal loans and lines of $684 million, up 3% YoY . Returned $8.9 billion to shareholders through common stock dividends and net share repurchases, 2.2x 3Q17 shareholder return of $4.0 billion - Total common shares outstanding of 4,711.6 million, down 216.3 million shares, or 4%, YoY (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. See page 32 for additional information, including a corresponding reconciliation to GAAP financial measures. (2) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit; reported on a one-month lag from reported quarter-end so as of August 2018 compared with August 2017. (3) Combined consumer and business debit card purchase volume dollars. (4) Includes credit card, lines of credit and loan products (primarily under $100,000 sold through our retail bank branches). Wells Fargo 3Q18 Supplement 2

3Q18 Earnings . Wells Fargo Net Income Earnings of $6.0 billion included: ($ in millions, except EPS) - $638 million gain on the sales of $1.7 billion 6,151 6,007 of Pick-a-Pay PCI mortgage loans (recognized in all other noninterest income) 5,136 5,186 - $605 million of operating losses primarily related to remediation expense for a variety of 4,542 matters, including an additional $241 million $1.16 accrual for previously disclosed issues related $1.13 to automobile collateral protection insurance (CPI) (operating losses) $0.96 $0.98 - $100 million reserve release (1) (provision for credit losses) $0.83 - An effective income tax rate of 20.1%, which included net discrete income tax expense related to the re-measurement of our initial estimates for the impacts of the Tax Cuts & Jobs Act recognized in 4Q17 (income tax expense) . Diluted earnings per common share (EPS) 3Q17 4Q17 1Q18 2Q18 3Q18 Diluted earnings per common share of $1.13 included: - The 9/17/18 redemption of our Series J Preferred Stock, which reduced EPS by $0.03 per share as a result of the elimination of the purchase accounting discount recorded on these shares at the time of the Wachovia acquisition (preferred stock dividends) (1) Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses. Wells Fargo 3Q18 Supplement 3

Year-over-year results Revenue Noninterest Expense Common Equity Tier 1 Ratio ($ in billions) ($ in billions) (CET1) (fully phased-in) (1) 11.9% 21.8 21.9 14.4 11.8% 13.8 3Q17 3Q18 3Q17 3Q18 3Q17 3Q18 Net Interest Income ($ in billions) Provision Expense ($ in millions) Period-end Common Shares and Net Interest Margin (%) and Net Charge-off Rate (%) Outstanding (shares in millions) 717 4,927.9 12.6 12.4 4,711.6 580 2.86% 2.94% 0.30% 0.29% 3Q17 3Q18 3Q17 3Q18 3Q17 3Q18 3Q17 3Q18 (1) 3Q18 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 31 for additional information regarding the Common Equity Tier 1 capital ratio. Wells Fargo 3Q18 Supplement 4

Balance Sheet and credit overview (linked quarter) Loans . Down $2.0 billion on lower commercial real estate loans, legacy consumer real estate loans and auto loans - Commercial loans down $1.2 billion as growth in commercial & industrial loans was more than offset by declines in commercial real estate loans - Consumer loans down $746 million as growth in nonconforming mortgage loans and credit card loans was more than offset by declines in legacy consumer real estate loans due to run-off and sales, and declines in auto loans Cash and short-term . Down $639 million investments Debt and equity . Trading assets up $3.7 billion on an increase in equity securities held for trading due securities to stronger customer activity . Debt securities (AFS and HTM) down $2.8 billion as ~$14.3 billion of gross purchases, primarily agency mortgage-backed securities (MBS) in the available for sale portfolio, were more than offset by run-off and sales Deposits . Down $2.3 billion as consumers continued to move excess liquidity to higher-rate alternatives Short-term borrowings . Up $1.0 billion reflecting higher trading-related funding Long-term debt . Up $2.0 billion as $9.8 billion in issuances were largely offset by maturities - Includes first bank-issued SOFR (1) debt issuance of $1.0 billion Total stockholders’ . Down $6.4 billion to $198.7 billion reflecting increased common stock repurchases in equity the quarter, as well as a $1.4 billion decline in other comprehensive income (OCI) primarily due to higher interest rates . Common shares outstanding down 137.5 million shares on net share repurchases of $6.8 billion Credit . Net charge-offs of $680 million, or 29 bps of average loans (annualized) . Nonperforming assets of $7.6 billion, down $410 million on both lower consumer and commercial nonaccruals . $100 million reserve release reflected strong credit performance, as well as lower loan balances Period-end balances. All comparisons are 3Q18 compared with 2Q18. (1) SOFR = Secured Overnight Financing Rate. Wells Fargo 3Q18 Supplement 5

Income Statement overview (linked quarter) Total revenue . Revenue of $21.9 billion, up $388 million, or 2% Net interest income . NII up $31 million; NIM increased 1 bp to 2.94% Noninterest income . Noninterest income up $357 million - Mortgage banking up $76 million on $92 million higher gains on mortgage origination activity driven by a higher production margin due to an improvement in secondary market conditions, as well as higher commercial mortgage banking gains, which were partially offset by a $16 million decline in servicing income - Market sensitive revenue (1) up $104 million on higher net gains from equity securities largely reflecting lower other-than-temporary impairment (OTTI) - Other income up $148 million on higher gains from the sales of Pick-a-Pay PCI loans Noncontrolling interest . Minority interest down $44 million reflecting lower equity gains from venture capital (reduces net income) businesses Noninterest expense . Noninterest expense down $219 million - Personnel expense down $87 million on lower incentive compensation - Equipment expense up $84 million on higher computer and software spend - Outside professional services expense down $120 million on lower project spend and legal expense - Other expense (2) down $116 million on lower charitable donations expense Income tax expense . 20.1% effective income tax rate included a net discrete income tax expense related to the re-measurement of our initial estimates for the impact of the Tax Cuts & Jobs Act recognized in 4Q17 . Currently expect the effective income tax rate for 4Q18 to be ~19%, excluding the impact of any future discrete items All comparisons are 3Q18 compared with 2Q18. (1) Consists of net gains from trading activities, debt securities and equity securities. (2) The sum of Outside professional services expense, operating losses and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 19 and 20 of the press release. Wells Fargo 3Q18 Supplement 6

Loans

Average Loans Outstanding
($ in billions)



952.3
951.8
951.0
944.1
939.5
4.41%
4.35%
4.50%
4.64%
4.72%
3Q17
4Q17
1Q18
2Q18
3Q18
Total average loan yield

Period-end Loans Outstanding
($ in billions)



951.9
956.8
947.3
944.3
942.3
3Q17
4Q17
1Q18
2Q18
3Q18

Average

- Total average loans of $939.5 billion, down $12.8 billion, or 1%, YoY and down $4.6 billion LQ
  - Commercial loans down $3.1 billion LQ predominantly driven by lower commercial real estate loans reflecting continued credit discipline
  - Consumer loans down $1.5 billion LQ as growth in nonconforming first mortgage loans was more than offset by declines in legacy consumer real estate portfolios including Pick-a-Pay and junior lien mortgage loans due to run-off and sales, as well as lower auto loans
- Total average loan yield of 4.72%, up 8 bps LQ reflecting the repricing impacts of higher interest rates

Period-end

- Total period-end loans of $942.3 billion, down $9.6 billion YoY driven by declines in auto loans, legacy consumer real estate portfolios including Pick-a-Pay and junior lien mortgages, as well as lower commercial real estate loans
  - Strategic sales and transfers to held-for-sale (HFS) of Pick-a-Pay loans and Reliable Financial Services Inc. (Reliable) consumer auto and commercial loans totaled $6.8 billion over the last 12 months (4Q17 – 3Q18)
- Total period-end loans down $2.0 billion LQ on lower commercial real estate loans and modestly lower consumer loans
  - Please see pages 8 and 9 for additional information

Wells Fargo 3Q18 Supplement 7

Commercial loan trends Commercial loans up $1.7 billion YoY and down $1.2 billion LQ: ($ in billions, Period-end balances) B= billion, MM = million Commercial and industrial (C&I) loans up $1.5 billion LQ On growth of… …partially offset by declines of: Commercial and Industrial 350 . $2.6B in Corporate & Investment . $1.1B in Middle Market Banking 340 Banking on a seasonal decline in revolver 330 - $1.7B in Wells Fargo Securities on utilization growth in Prime Brokerage and Asset . 320 $807MM in Government & Backed Finance reflecting strength in Institutional Banking on tax 310 corporate businesses reform as customers chose 300 - $612MM in Corporate Banking driven alternative financing options 290 by healthcare and energy . $250MM in Commercial Auto on 280 - $313MM in Financial Institutions . seasonally lower dealer floor plan 270 $672MM in Commercial Capital as utilization 260 strength in corporate businesses was partially offset by a seasonal decline in 250 3Q17 2Q18 3Q18 Commercial Distribution Finance . $635MM in Commercial Real Estate credit facilities to REITs and non- depository financial institutions Commercial Real Estate 160 Commercial real estate loans down $2.8 billion LQ reflecting 150 continued credit discipline . 140 CRE construction up $753MM due to growth in community lending, hospitality and senior housing 130 . CRE mortgage down $3.6B due to ongoing paydowns/payoffs on existing and acquired loans, and lower originations reflecting continued credit discipline in a 120 competitive, highly liquid financing market 110 100 3Q17 2Q18 3Q18 Wells Fargo 3Q18 Supplement 8

Consumer loan trends

Consumer loans down $11.3 billion YoY and included $6.5 billion of strategic sales and transfers to held-for-sale of Pick-a-Pay loans and Reliable consumer auto loans, and down $746 million LQ and included $1.7 billion of Pick-a-Pay PCI loan sales and $374 million of Reliable auto loan transfers to HFS

($ in billions, Period-end balances)
B= billion, MM = million



Consumer Real Estate 1-4 Family First & Junior Lien Mortgage
300
250
200
150
100
50
0
3Q17
2Q18
3Q18
1-4 Family First
Junior Lien

- First mortgage loans up $4.1B YoY and $1.3B LQ
  - Nonconforming loan growth of $6.4B LQ; excludes $249MM of originations designated as held for sale in anticipation of the future issuance of RMBS securities
  - Partially offset by a $2.6B LQ decline in Pick-a-Pay mortgage loans which included $1.7B of PCI loan sales
- Junior lien mortgage loans down $5.8B YoY and down $1.2B LQ as continued paydowns more than offset new originations
  - Originations of junior lien mortgage loans up 16% YoY



Credit Card
40
36
32
28
24
20
3Q17
2Q18
3Q18

- Credit card up $1.6B YoY reflecting purchase volume growth and up $1.1B LQ on seasonality and continued growth in the business



Automobile
65
60
55
50
45
40
35
30
3Q17
2Q18
3Q18

- Auto loans down $9.4B YoY as payoffs exceeded originations and down $1.6B LQ as paydowns were partially offset by higher originations
  - $374MM of remaining Reliable loan outstandings transferred to held for sale in 3Q18
- Currently expect loan balances to begin growing by mid-2019



Other Revolving Credit and Installment
40
36
32
28
24
20
3Q17
2Q18
3Q18

- Other revolving credit and installment loans down $1.8B YoY and $377MM LQ on paydowns
  - Originations of personal loans and lines up 3% YoY

Wells Fargo 3Q18 Supplement 9

Average deposit trends and costs

Average Deposits and Rates
($ in billions)


1,306.4
1,271.3
1,266.4
364.3
360.7
359.0
942.1
910.6
907.4
0.26%
0.40%
0.47%
3Q17
2Q18
3Q18
Noninterest-bearing deposits
Interest-bearing deposits
Average deposit cost

Average

- Average deposits of $1.3 trillion, down $40.0 billion, or 3%, YoY reflecting lower Wholesale Banking deposits including actions taken in first half of 2018 to manage to the asset cap, as well as lower Wealth and Investment Management (WIM) deposits as customers allocated more cash to higher-rate alternatives
- Average deposits down $4.9 billion LQ on lower consumer and small business banking deposits, which includes WIM deposits
  - Noninterest-bearing deposits down $5.3 billion YoY, or 1%, and $1.7 billion LQ
  - Interest-bearing deposits down $34.7 billion YoY, or 4%, and $3.2 billion LQ
- Average consumer and small business banking deposits (1) of $743.5 billion, down $11.6 billion, or 2%, YoY and down $10.5 billion, or 1%, LQ as consumers continued to move excess liquidity to higher-rate alternatives
- Average deposit cost of 47 bps, up 7 bps LQ and 21 bps YoY, driven by increases in Wholesale Banking and WIM deposit rates
  - Deposit betas continue to outperform expectations

(1) Total deposits excluding mortgage escrow and wholesale deposits (Wholesale Banking, and Corporate Treasury including brokered CDs).

Wells Fargo 3Q18 Supplement
10

Period-end deposit trends Period-end Deposits Period-end ($ in billions) . Period-end deposits of $1.3 trillion, down $40.1 1,306.7 1,268.9 1,266.6 billion, or 3%, YoY . Period-end deposits down $2.3 billion LQ - Wholesale Banking deposits up $9.1 billion, or 2% 461.0 410.0 419.1 - Corporate Treasury deposits including brokered CDs, up $3.9 billion, or 5% 58.8 79.0 82.9 26.2 25.6 24.0 - Mortgage escrow deposits down $1.6 billion, or 6%, LQ on lower origination activity - Consumer and small business banking deposits (1) of $740.6 billion, down $13.7 billion, or 2%, LQ and 760.7 754.3 740.6 included: • Lower consumer deposits as WIM and Community Banking customers continued to move excess liquidity to higher-rate alternatives • Modest small business banking deposit growth 3Q17 2Q18 3Q18 Wholesale Banking Corporate Treasury including brokered CDs Mortgage Escrow Consumer and Small Business Banking Deposits(1) (1) Total deposits excluding mortgage escrow and wholesale deposits (Wholesale Banking, and Corporate Treasury including brokered CDs). Wells Fargo 3Q18 Supplement 11

Net interest income



Net Interest Income
($ in millions)
12,449
12,313
12,238
12,541
12,572
2.86%
2.84%
2.84%
2.93%
2.94%
3Q17
4Q17
1Q18
2Q18
3Q18
Net Interest Margin (NIM)

- Net interest income increased $123 million, or 1%, YoY, and $31 million LQ; linked quarter increase included:
  - ~$80 million from one additional day in the quarter
  - $54 million from hedge ineffectiveness accounting (1)
  - ~$(105) million from all other balance sheet mix, repricing and variable income
- Average earning assets down $9.7 billion LQ:
  - Short-term investments/fed funds sold down $6.3 billion
  - Loans down $4.6 billion
  - Loans held for sale down $862 million
  - Other earning assets down $816 million
  - Debt securities up $1.9 billion
  - Equity securities up $572 million
  - Mortgage loans held for sale up $555 million
- NIM of 2.94% was up 1 bp LQ driven by a reduction in the proportion of lower yielding assets, and a modest benefit from hedge ineffectiveness accounting

(1) Total hedge ineffectiveness accounting of $35 million in the quarter included $26 million in net interest income and $9 million in other income. In 2Q18 total hedge ineffectiveness accounting was $(123) million and included $(28) million in net interest income and $(95) million in other income.

Wells Fargo 3Q18 Supplement 12

Noninterest income

($ in millions)	3Q18	vs 2Q18	vs 3Q17
Noninterest income			
Service charges on deposit accounts	$ 1,204	4 %	(6)
Trust and investment fees:			
Brokerage advisory, commissions and other fees	2,334	(1)	1
Trust and investment management	835	-	(1)
Investment banking	462	(5)	(1)
Card fees	1,017	2	2
Other fees	850	-	(3)
Mortgage banking	846	10	(19)
Insurance	104	2	(61)
Net gains from trading activities	158	(17)	32
Net gains on debt securities	57	39	(66)
Net gains from equity securities	416	41	15
Lease income	453	2	(5)
Other	633	31	n.m.
Total noninterest income	**$ 9,369**	**4 %**	**-**



9,400
9,737
9,696
9,012
9,369
3Q17
4Q17
1Q18
2Q18
3Q18

- Deposit service charges up $41 million LQ as higher consumer primarily driven by seasonality was partially offset by lower commercial on a higher earnings credit rate (ECR) offset
  - Consumer was 58% and commercial was 42% of total deposit service charges
  - ECR offset (results in lower fees for commercial customers) was up $13 million LQ and $27 million YoY
- Trust and investment fees down $44 million
  - Brokerage advisory, commissions and other fees down $20 million on lower retail brokerage transaction activity
  - Investment banking fees down $24 million on lower loan syndications and equity underwriting
- Mortgage banking up $76 million
  - Servicing income down $16 million
  - Net gains on mortgage loan originations up $92 million driven by a higher residential HFS production margin reflecting an improvement in secondary market conditions, as well as higher commercial mortgage banking gains
- Trading gains down $33 million *(Please see page 29 for additional information)*
- Gains from equity securities up $121 million on lower OTTI, as well as $81 million higher deferred compensation gains (P&L neutral)
- Other income up $148 million and included a $638 million gain on the sales of Pick-a-Pay PCI loans, compared with a $479 million gain in 2Q18

Wells Fargo 3Q18 Supplement 13

Noninterest expense and efficiency ratio (1)

($ in millions)	3Q18	vs 2Q18	vs 3Q17
Noninterest expense			
Salaries	$ 4,461	- %	2
Commission and incentive compensation	2,427	(8)	(5)
Employee benefits	1,377	11	8
Equipment	634	15	21
Net occupancy	718	(1)	-
Core deposit and other intangibles	264	-	(8)
FDIC and other deposit assessments	336	13	7
Outside professional services (2)	761	(14)	(20)
Operating losses (2)	605	(2)	(54)
Other (2)	2,180	(5)	7
Total noninterest expense	**$ 13,763**	**(2) %**	**(4)**



16,800
14,351
15,042
13,982
13,763
76.2%
65.7%
68.6%
64.9%
62.7%
3Q17
4Q17
1Q18
2Q18
3Q18
Efficiency Ratio

- Noninterest expense down $219 million LQ
  - Personnel expense down $87 million
    - Salaries down $4 million
    - Commission and incentive compensation down $215 million on lower incentive compensation including lower revenue-related incentive compensation
    - Employee benefits expense up $132 million and included higher 401(k) matching expense and $75 million higher deferred compensation expense (P&L neutral)
  - Equipment expense up $84 million driven by higher computer and software expense
  - Outside professional services (2) down $120 million on lower project spend and legal expense
  - Operating losses (2) down $14 million; $605 million of operating losses in 3Q18 primarily related to remediation expense for a variety of matters, including an additional $241 million accrual for previously disclosed issues related to automobile CPI
  - Other expense (2) down $116 million and included $115 million lower charitable donations expense, and $16 million lower travel and entertainment expense, partially offset by $57 million higher contract services expense
- 3Q18 efficiency ratio of 62.7%

(1) *Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income). Noninterest expense and our efficiency ratio may be affected by a variety of factors, including business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our business and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters.*

(2) *The sum of Outside professional services expense, operating losses and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 19 and 20 of the press release.*

Wells Fargo 3Q18 Supplement 14

Noninterest expense – linked quarter

($ in millions)



$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
Down $219 million, or 2%, LQ
$13,982
($38)
Compensation & Benefits: Lower incentive compensation expense, partially offset by higher 401(k) matching expense and higher deferred compensation expense
($47)
Revenue-related: Lower commission and incentive compensation in WFS, WIM and Home Lending
($61)
Third Party Services: Lower professional services expense, partially offset by higher contract services expense
($134)
"Running the Business" – Non Discretionary: Lower charitable donations expense
($21)
"Running the Business" – Discretionary: Lower travel and entertainment expense
$82
Infrastructure: Higher equipment expense
$13,763
2Q18
3Q18

For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 30 for additional information.

Wells Fargo 3Q18 Supplement 15

Noninterest expense – year over year



($ in millions)
Down $588 million, or 4%, YoY driven by lower operating losses
$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$14,351
$254
Compensation & Benefits: Higher salaries expense including higher severance, as well as higher 401(k) matching expense, and higher restricted stock expense on broad-based award granted to eligible team members, partially offset by the impact of the sale of Wells Fargo Insurance Services (WFIS) and lower FTEs
($211)
Revenue-related: Lower commission and incentive compensation in Wholesale Banking and Home Lending
($77)
Third Party Services: Lower professional services expense, partially offset by higher contract services expense
($732)
"Running the Business" – Non Discretionary: Includes $724 million lower operating losses
$65
"Running the Business" – Discretionary: Higher advertising and promotion expense
$113
Infrastructure: Higher equipment expense
$13,763
3Q17
3Q18

For analytical purposes, we have grouped our noninterest expense into these six categories. *Please see page 30 for additional information.*

Wells Fargo 3Q18 Supplement 16

Community Banking

($ in millions)		3Q18	vs 2Q18		vs 3Q17
Net interest income	$	7,338	-	%	3
Noninterest income		4,478	-		3
Provision for credit losses		547	13		(16)
Noninterest expense		7,467	2		(5)
Income tax expense		925	(35)		(14)
Segment net income	**$**	**2,816**	**13**	**%**	**50**
($ in billions)					
Avg loans, net	$	460.9	(1)		(3)
Avg deposits		760.9	-		4

	3Q18	2Q18	3Q17
Key Metrics:			
Total Retail Banking branches	5,663	5,751	5,927

($ in billions)		3Q18		2Q18	3Q17
Auto Originations	$	4.8		4.4	4.3
Home Lending					
Applications	$	57		67	73
Application pipeline		22		26	29
Originations		46		50	59
Residential HFS production margin (1)		0.97	%	0.77	1.24

- Net income of $2.8 billion, up 50% YoY on lower operating losses and higher revenue, and up 13% LQ on lower net discrete income tax expense

Key metrics

- See pages 18 and 19 for additional information
- 5,663 retail bank branches reflects 93 branch consolidations in 3Q18
- Consumer auto originations of $4.8 billion, up 8% LQ and 10% YoY reflecting high quality origination growth driven by changes made to the business
- Mortgage originations of $46 billion (held-for-sale = $33 billion and held-for-investment = $13 billion) down 8% LQ and 22% YoY
  - 81% of originations were for purchases, compared with 78% in 2Q18 and 72% in 3Q17
  - Correspondent channel was 59% of total originations vs. 56% in 2Q18 and 54% in 3Q17
    - Correspondent channel has lower production margins than retail originations
  - 0.97% residential held for sale production margin (1) up 20 bps LQ reflecting an improvement in secondary market conditions
    - Current expectations are for the 4Q18 production margin to be in the year-to-date range of 77 bps to 97 bps

(1) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations.

Wells Fargo 3Q18 Supplement 17

Community Banking metrics

Branch and Digital Activity *(in millions, unless otherwise noted)*	3Q18	2Q18	1Q18	4Q17	3Q17	vs. 2Q18	vs. 3Q17
Teller and ATM Transactions (1)	343.6	351.4	343.3	356.4	365.9	-2%	-6%
Digital (Online and Mobile) Secure Sessions (2)	1,824.2	1,675.0	1,576.5	1,547.3	1,514.5	9%	20%

- Teller and ATM transactions (1) of 343.6 million in 3Q18, down 2% LQ and 6% YoY reflecting continued customer migration to virtual channels
- Total digital secure sessions (2) of 1,824.2 million, up 9% LQ and 20% YoY reflecting increased usage and continued increases in digital adoption

Customers and Active Accounts *(in millions, unless otherwise noted)*	3Q18	2Q18	1Q18	4Q17	3Q17	vs. 2Q18	vs. 3Q17
Digital (Online and Mobile) Active Customers (2)	29.0	28.9	28.8	28.1	27.8	0%	4%
Primary Consumer Checking Customers (2) (3)	24.0	23.9	23.7	23.6	23.6	0.1%	1.7%
Consumer General Purpose Credit Card Active Accounts (4)(5)	7.9	7.8	7.7	7.9	7.8	1%	1%

- Digital (online and mobile) active customers (2) of 29.0 million, up modestly LQ and up 4% YoY
  - Mobile active customers increased to 22.5 million, up 2% LQ and 8% YoY
- Primary consumer checking customers (2) (3) of 24.0 million, up modestly LQ and up 1.7% YoY
- Consumer general purpose credit card active accounts (4) (5) of 7.9 million, up 1% LQ and 1% YoY driven by the July 2018 launch of our new Propel American Express® card

(1) Teller and ATM transactions reflect customer transactions completed at a branch teller line or ATM and does not include customer interactions with a branch banker. Management uses this metric to help monitor customer traffic trends within the Company's Retail Banking business.
(2) Metrics reported on a one-month lag from reported quarter-end; for example, 3Q18 data as of August 2018 compared with August 2017.
(3) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
(4) Accounts having at least one POS transaction, including POS reversal, during the period.
(5) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 3Q18 Supplement
18

Community Banking metrics

Balances and Activity *(in millions, unless otherwise noted)*		3Q18	2Q18	1Q18	4Q17	3Q17	vs. 2Q18	vs. 3Q17
Deposits *($ in billions)*								
Consumer and Small Business Banking Deposits (Average)	$	743.5	754.0	755.5	757.5	755.1	-1%	-2%
Debit Cards (1)								
POS Transactions		2,235	2,222	2,071	2,120	2,093	1%	7%
POS Purchase Volume *(billions)*	$	87.5	87.5	81.9	83.2	80.0	0%	9%
Consumer General Purpose Credit Cards (2) ***($ in billions)***								
POS Purchase Volume	$	19.4	19.2	17.4	19.1	18.2	1%	7%
Outstandings (Average)		29.3	28.5	28.8	28.6	27.8	3%	6%

- Average consumer and small business banking deposit balances down 1% LQ and 2% YoY as modest growth in small business banking deposits was more than offset by WIM and Community Banking consumers continuing to move excess liquidity to higher rate alternatives
- Debit cards (1) and consumer general purpose credit cards (2):
  - Point-of-sale (POS) debit card transactions up 1% LQ and up 7% YoY on stronger usage per account
  - POS debit card purchase volume stable LQ from a 2Q seasonal increase, and up 9% YoY on higher transaction volume and higher average spend per transaction
  - POS consumer general purpose credit card purchase volume up 1% LQ from a 2Q seasonal increase, and up 7% YoY on higher transaction volume
  - Consumer general purpose credit card average balances of $29.3 billion, up 3% LQ and up 6% YoY on higher POS purchase volume

Customer Experience Survey Scores with Branch *(period-end)*	3Q18	2Q18	1Q18	4Q17	3Q17	vs. 2Q18	vs. 3Q17
Customer Loyalty	58.5%	56.7%	59.2%	58.2%	57.2%	178 bps	129
Overall Satisfaction with Most Recent Visit	77.9%	76.6%	78.2%	78.0%	77.5%	122	40

- More than 357,000 branch customer experience surveys completed during third quarter 2018, with both 'Loyalty' scores and 'Overall Satisfaction with Most Recent Visit' scores up LQ and YoY

(1) Combined consumer and business debit card activity.
(2) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 3Q18 Supplement 19

Wholesale Banking

($ in millions)		3Q18	vs 2Q18		vs 3Q17
Net interest income	$	4,726	1	%	(1)
Noninterest income		2,578	3		(6)
Provision for credit losses		26	n.m.		(62)
Noninterest expense		3,935	(7)		(7)
Income tax expense		475	25		(47)
Segment net income	**$**	**2,851**	**8**	**%**	**23**
($ in billions)					
Avg loans, net	$	462.8	-		-
Avg deposits		413.6	-		(11)

($ in billions)		3Q18		vs 2Q18		vs 3Q17
Key Metrics:						
Commercial card spend volume [1]	$	8.2		-	%	9
U.S. investment banking market share [2]		3.3	%			

- Net income of $2.9 billion, up 23% YoY on lower income taxes and up 8% LQ reflecting lower operating losses and higher revenue
- Net interest income up 1% LQ reflecting the benefit of higher interest rates
- Noninterest income up 3% LQ reflecting higher other income, commercial mortgage banking gains, and commercial real estate brokerage commissions, partially offset by lower trading gains, investment banking, and Treasury Management deposit service charges on a higher ECR offset
- Provision for credit losses increased $62 million LQ on higher loan losses and lower recoveries
- Noninterest expense down 7% LQ from a 2Q18 which included $171 million of operating losses related to our foreign exchange business, as well as lower incentive compensation expense

Treasury Management

- Treasury management revenue down 1% YoY
- Commercial card spend volume [1] of $8.2 billion, up 9% YoY on increased transaction volumes primarily reflecting customer growth, and stable LQ

Investment Banking

- YTD U.S. investment banking market share of 3.3% [2] vs. YTD 2017 of 3.6% [2] and full year 2017 of 3.6% [2]

(1) Includes commercial card volume for the entire company.
(2) Year to date (YTD) through September. Source: Dealogic U.S. investment banking fee market share.

Wells Fargo 3Q18 Supplement 20

Wealth and Investment Management

($ in millions)		3Q18	vs 2Q18		vs 3Q17
Net interest income	$	1,102	(1)	%	(6)
Noninterest income		3,124	10		1
Reversal of provision for credit losses		6	n.m.		n.m.
Noninterest expense		3,243	(4)		5
Income tax expense		244	66		(44)
Segment net income	**$**	**732**	**64**	**%**	**2**
($ in billions)					
Avg loans, net	$	74.6	-		3
Avg deposits		159.8	(4)		(13)

($ in billions, except where noted)		3Q18	vs 2Q18		vs 3Q17
Key Metrics:					
WIM Client assets [(1)] *($ in trillions)*	$	1.9	1	%	2
Retail Brokerage					
Financial advisors		14,074	(1)		(3)
Advisory assets	$	560	3		7
Client assets *($ in trillions)*		1.6	1		2
Wealth Management					
Client assets		240	1		-
Wells Fargo Asset Management					
Total AUM [(2)]		483	(2)		(3)
Wells Fargo Funds AUM		200	-		-
Retirement					
IRA assets		418	4		5
Institutional Retirement Plan assets		398	2		3

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits. (2) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets. (3) Year-to-date through September.

- Net income of $732 million, up 2% YoY and up 64% LQ reflecting lower OTTI and operating losses
- Net interest income down 1% LQ driven by lower average deposit balances primarily due to client balances moving into higher-rate alternatives
- Noninterest income up 10% LQ on higher net gains from equity securities including lower OTTI from a 2Q18 impairment on the announced sale of WFAM's ownership stake in RockCreek, and higher gains on deferred compensation plan investments (P&L neutral with offset in employee benefits expense)
- Noninterest expense down 4% LQ primarily driven by lower operating losses, and lower personnel expenses, partially offset by higher deferred compensation plan expense

WIM Segment Highlights
- WIM total client assets of $1.9 trillion, up 2% YoY driven by higher market valuations, partially offset by net outflows
- 2018 YTD [(3)] average closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) up 1% from YTD 2017 [(3)]; 3Q18 referrals were down 7% LQ and flat YoY

Retail Brokerage
- Advisory assets of $560 billion, up 7% YoY primarily driven by higher market valuations

Wells Fargo Asset Management
- Total AUM [(2)] of $483 billion, down 3% YoY as a result of the sale of WFAM's ownership stake in RockCreek, as well as equity and fixed income net outflows, partially offset by higher market valuations and money market fund net inflows

Wells Fargo 3Q18 Supplement 21

Credit quality . Provision Expense and Net Charge-offs Net charge-offs of $680 million, up $78 million ($ in millions) LQ driven by higher commercial losses and lower recoveries 751 717 717 741 . 651 680 0.29% net charge-off rate, up 3 bps LQ 602 580 - Commercial losses of 12 bps, up 7 bps LQ on 452 higher C&I loan losses and lower recoveries - Consumer losses of 47 bps, down 2 bps LQ as 191 seasonally lower credit card loan losses were partially offset by seasonally higher 0.30% 0.31% 0.32% 0.29% 0.26% automobile loan losses 3Q17 4Q17 1Q18 2Q18 3Q18 . Provision Expense Net Charge-offs Net Charge-off Rate NPAs decreased $410 million LQ - Nonaccrual loans decreased $433 million on a $276 million decline in consumer nonaccruals driven by consumer real estate, and a $157 million decline in commercial nonaccruals Nonperforming Assets ($ in billions) - Foreclosed assets increased $23 million 9.3 . 8.7 $100 million reserve release reflected strong 8.3 0.7 8.0 7.6 credit performance, as well as lower loan 0.7 0.6 0.5 balances 0.5 . Allowance for credit losses = $11.0 billion 8.6 8.0 7.7 7.5 7.1 - Allowance covered 4.1x annualized 3Q18 net charge-offs 3Q17 4Q17 1Q18 2Q18 3Q18 Nonaccrual loans Foreclosed assets Wells Fargo 3Q18 Supplement 22

Capital Common Equity Tier 1 Ratio Capital Position . (Fully Phased-In) (1) Common Equity Tier 1 ratio (fully phased-in) of 11.9% at 9/30/18 (1) was well above the 12.0% 11.9% 12.0% 11.9% regulatory minimum and our internal target 11.8% of 10% Capital Return . Period-end common shares outstanding down 137.5 million shares, or 3%, LQ - Settled 146.5 million common share repurchases - Issued 9.0 million common shares . Accelerated capital return to shareholders - Returned $8.9 billion to shareholders in 3Q18, 2.2x shareholder returns in both 2Q18 and 3Q17 • Net share repurchases of $6.8 billion, 3.2x and 3.4x net share repurchases in 2Q18 and 3Q17, respectively 3Q17 4Q17 1Q18 2Q18 3Q18 • Quarterly common stock dividend of Estimated $0.43 per share, up 10% from $0.39 per share in 2Q18 Total Loss Absorbing Capacity (TLAC) Update . As of 9/30/2018, we estimate that our eligible external TLAC as a percentage of total risk- weighted assets was 23.5% compared with an expected 1/1/2019 required minimum of 22.0% (1) 3Q18 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 31 for additional information regarding the Common Equity Tier 1 capital ratio. Wells Fargo 3Q18 Supplement 23

Appendix

Real estate 1-4 family mortgage portfolio

($ in millions)		3Q18		2Q18
Real estate 1-4 family first mortgage loans:	$	284,273		283,001
Nonaccrual loans		3,605		3,829
as % of loans		1.27	%	1.35
Net charge-offs/(recoveries)	$	(25)		(23)
as % of average loans		(0.04)	%	(0.03)
Real estate 1-4 family junior lien mortgage loans:	$	35,330		36,542
Nonaccrual loans		984		1,029
as % of loans		2.79	%	2.82
Net charge-offs/(recoveries)	$	(9)		(13)
as % of average loans		(0.10)	%	(0.13)

- Pick-a-Pay PCI portfolio
  - Accretable yield balance of $4.2 billion, down $1.3 billion LQ driven by PCI loan sales and accretion, partially offset by slower estimated prepayments
  - Expected slowdown in PCI estimated prepayments resulted in the following:
    - Weighted average life of 5.5 years, up 0.3 years LQ
    - 3Q18 accretable yield percentage of 12.02% expected to decrease to ~11.47% in 4Q18
  - Nonaccretable balance of $286 million with no reclassification from nonaccretable to accretable in 3Q18

- First lien mortgage loans up $1.3 billion as growth in nonconforming mortgage loans was partially offset by paydowns and $1.7 billion of Pick-a-Pay PCI loan sales ($638 million gain)
  - Nonconforming mortgage loans increased $6.4 billion to $206.4 billion [1]
  - First lien home equity lines of $12.1 billion, down $382 million
- First lien credit performance
  - Nonaccrual loans down $224 million, or 6%, LQ
  - Net recovery of $25 million, up $2 million LQ
- Pick-a-Pay non-PCI portfolio
  - Loans of $11.7 billion, down 5% LQ primarily reflecting loans paid-in-full
  - Nonaccrual loans decreased $93 million, or 9%, LQ
- Junior lien mortgage loans down $1.2 billion, or 3%, LQ as paydowns more than offset new originations
  - Nonaccrual loans down $45 million, or 4%, LQ
  - Net recovery of $9 million, down $4 million LQ

(1) Nonconforming mortgages originated post February 2009.

Wells Fargo 3Q18 Supplement 25

Consumer credit card portfolio

($ in millions)		3Q18		2Q18
Credit card outstandings	$	37,812		36,684
Net charge-offs		299		323
as % of avg loans		3.22	%	3.61
30+ days past due	$	941		857
as % of loans		2.49	%	2.34

Key Metrics:

Purchase volume	$	21,481	21,239
POS transactions *(millions)*		319	310
New accounts [1] *(thousands)*		539	423
POS active accounts *(thousands)* [2]		8,779	8,597

- Credit card outstandings up 3% LQ due to seasonality and continued growth in the business, and up 4% YoY reflecting purchase volume growth
  - General purpose credit card outstandings up 3% LQ and 6% YoY
  - Purchase dollar volume up 1% LQ on seasonality and up 6% YoY on higher transaction volume
  - New accounts [1] up 27% LQ and 17% YoY reflecting the July launch of the new Propel American Express® card
    - 45% of new accounts were originated through digital channels, up from 43% in 2Q18 and 42% in 3Q17
- Net charge-offs down $24 million, or 39 bps, LQ on seasonality, and up $22 million, or 14 bps, YoY due to portfolio growth
- 30+ days past due increased $84 million, or 15 bps, LQ on seasonality, and decreased $11 million, or 14 bps, YoY

(1) Includes consumer general purpose credit card as well as certain co-brand and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the period.

Wells Fargo 3Q18 Supplement 26

Auto portfolios

($ in millions)		3Q18		2Q18
Indirect Consumer:				
Auto outstandings	$	44,952		46,418
Nonaccrual loans		116		117
as % of loans		0.26	%	0.25
Net charge-offs	$	128		111
as % of avg loans		1.11	%	0.94
30+ days past due	$	1,370		1,387
as % of loans		3.05	%	2.99
Direct Consumer:				
Auto outstandings	$	1,123		1,214
Nonaccrual loans		2		2
as % of loans		0.18	%	0.16
Net charge-offs	$	2		2
as % of avg loans		0.71	%	0.53
30+ days past due	$	13		12
as % of loans		1.16	%	0.99
Commercial:				
Auto outstandings	$	10,657		10,891
Nonaccrual loans		19		21
as % of loans		0.18	%	0.19
Net charge-offs	$	1		1
as % of avg loans		0.05	%	0.02

Consumer Portfolio

- Auto outstandings of $46.1 billion, down 3% LQ and 17% YoY
  - 3Q18 originations of $4.8 billion, up 8% LQ and 10% YoY reflecting our focus on growing high quality auto loans following transformational changes made to the business
  - Transferred remaining $374 million of Reliable loan outstandings to loans held for sale at the end of 3Q18
- Nonaccrual loans decreased $1 million LQ and $19 million YoY
- Net charge-offs up $17 million LQ due to seasonality, and down $72 million YoY predominantly driven by lower loan outstandings and lower early losses from higher quality originations
- 30+ days past due decreased $16 million LQ largely driven by higher quality originations, and decreased $188 million YoY on lower loan balances and higher quality originations

Commercial Portfolio

- Loans of $10.7 billion, down 2% LQ on seasonally lower dealer floor plan utilization, and down 3% YoY

Wells Fargo 3Q18 Supplement 27

Student lending portfolio . $11.5 billion private loan outstandings down ($ in millions) 3Q18 2Q18 1% LQ and 6% YoY on higher paydowns/payoffs Private outstandings $ 11,463 11,534 - Average FICO of 764 and 82% of the total Net charge-offs 27 34 outstandings have been co-signed as % of avg loans 0.92% 1.15 - Originations down 6% YoY 30+ days past due $ 182 152 . Net charge-offs decreased $7 million LQ as % of loans 1.59% 1.32 due to seasonality of repayments and decreased $2 million YoY . 30+ days past due increased $30 million LQ due to seasonality and decreased $12 million YoY on lower loan balances Wells Fargo 3Q18 Supplement 28

Trading-related revenue

($ in millions)		3Q18	2Q18	3Q17		Linked Quarter Change			Year-over-Year Change		
Trading-related revenue											
Net interest income	$	764	688	636	$	76	11	%	$	128	20 %
Net gains/(losses) on trading activities		158	191	120		(33)	(17)			38	32
Trading-related revenue	**$**	**922**	**879**	**756**	**$**	**43**	**5**	**%**	**$**	**166**	**22 %**

- Trading-related revenue of $922 million was up $43 million, or 5%, LQ:
  - Net interest income increased $76 million, or 11%, on higher average trading assets reflecting increased customer demand for equity index exposure and residential mortgage-backed securities (RMBS), as well as a one-time nonrecurring equity dividend
    - NII associated with the carry income on equity and RMBS books have offsetting losses in net gains on trading activities (neutral to total trading-related revenue)
  - Net gains/(losses) on trading activities decreased $33 million driven by valuation adjustments on forward setting RMBS trades and equity derivatives both of which were offset by increased trading-related NII
- Trading-related revenue was up $166 million, or 22%, YoY:
  - Net interest income up $128 million, or 20%, largely driven by average trading assets
  - Net gains/(losses) on trading activities up $38 million, or 32%, on improved results in equity trading from increased customer demand and higher volatility levels, and improving trends in ABS trading

Wells Fargo 3Q18 Supplement 29

Noninterest expense analysis (reference for slides 15-16) For analytical purposes, we have grouped our noninterest expense into six categories: Compensation & Benefits: Salaries, benefits and non-revenue-related incentive compensation Revenue-related: Incentive compensation directly tied to generating revenue; businesses with expenses directly tied to revenue (operating leases, insurance) Third Party Services: Expenses related to the use of outside parties, such as legal and consultant costs “Running the Business” – Non Discretionary: Expenses that are costs of doing business, including foreclosed asset expense and FDIC assessments “Running the Business” – Discretionary: Travel, advertising, postage, etc. Infrastructure: Equipment, occupancy, etc. Wells Fargo 3Q18 Supplement 30

Common Equity Tier 1 (Fully Phased-In)

Wells Fargo & Company and Subsidiaries

COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

(in billions, except ratio)			Estimated Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Total equity		$	**199.7**	206.1	205.9	208.1	206.6
Adjustments:							
Preferred stock			**(23.5)**	(25.7)	(26.2)	(25.4)	(25.6)
Additional paid-in capital on ESOP preferred stock			**(0.1)**	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares			**1.8**	2.0	2.6	1.7	1.9
Noncontrolling interests			**(0.9)**	(0.9)	(1.0)	(1.1)	(0.9)
Total common stockholders' equity			**177.0**	181.4	181.2	183.2	181.9
Adjustments:							
Goodwill			**(26.4)**	(26.4)	(26.4)	(26.6)	(26.6)
Certain identifiable intangible assets (other than MSRs)			**(0.8)**	(1.1)	(1.4)	(1.6)	(1.9)
Other assets (2)			**(2.1)**	(2.2)	(2.4)	(2.2)	(2.3)
Applicable deferred taxes (3)			**0.8**	0.9	0.9	1.0	1.6
Investment in certain subsidiaries and other			**0.3**	0.4	0.4	0.2	(0.1)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)		**148.8**	153.0	152.3	154.0	152.6
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	**1,252.4**	1,276.3	1,278.1	1,285.6	1,292.8
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)		**11.9%**	12.0	11.9	12.0	11.8

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Beginning January 1, 2018, the requirements for calculating CET1 and tier 1 capital, along with RWAs, became fully phased-in.

(2) Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of September 30, 2018, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for June 30 and March 31, 2018, and December 31 and September 30, 2017, was calculated under the Basel III Standardized Approach RWAs.

(5) The Company's September 30, 2018, RWAs and capital ratio are preliminary estimates.

Wells Fargo 3Q18 Supplement 31

Return on average tangible common equity (ROTCE) Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY (1) Quarter ended (in millions, except ratios) Sep 30, 2018 Return on average tangible common equity (1): Net income applicable to common stock (A) $ 5,453 Average total equity 202,826 Adjustments: Preferred stock (24,219) Additional paid-in capital on ESOP preferred stock (115) Unearned ESOP shares 2,026 Noncontrolling interests (892) Average common stockholders’ equity (B) 179,626 Adjustments: Goodwill (26,429) Certain identifiable intangible assets (other than MSRs) (958) Other assets (2) (2,083) Applicable deferred taxes (3) 845 Average tangible common equity (C) $ 151,001 Return on average common stockholders' equity (ROE) (annualized) (A)/(B) 12.04 % Return on average tangible common equity (ROTCE) (annualized) (A)/(C) 14.33 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. (2) Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets. (3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end. Wells Fargo 3Q18 Supplement 32

Forward-looking statements and additional information Forward-looking statements: This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward- looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our third quarter 2018 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. Purchased credit-impaired loan portfolios: Loans acquired that were considered credit impaired at acquisition were written down at that date in purchase accounting to an amount estimated to be collectible and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccretable difference established in purchase accounting and are not reported as charge-offs (until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of Wells Fargo are not comparable to a portfolio that does not include purchased credit- impaired loans. In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends. Management believes that the presentation of information adjusted to exclude the purchased credit-impaired loans provides useful disclosure regarding the credit quality of the non-impaired loan portfolio. Accordingly, certain of the loan balances and credit ratios in this document have been adjusted to exclude the purchased credit-impaired loans. References in this document to impaired loans mean the purchased credit-impaired loans. Please see page 33 of the press release announcing our 3Q18 results for additional information regarding the purchased credit-impaired loans. Wells Fargo 3Q18 Supplement 33